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                                 Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 23, 1996, except as to the stock split described in Note 1 which is as of August 5, 1997, relating to the financial statements of Globecomm Systems, Inc., which appears on page F-2 of the Globecomm Systems, Inc.
Annual Report on Form 10-K, dated September 28, 1998.

PRICEWATERHOUSECOOPERS LLP
New York, New York
January 11, 1999